Exhibit 10.36

Dated	June 2, 2011

KREOS CAPITAL III (UK) LIMITED

HORIZON PHARMA, INC.

HORIZON PHARMA AG

and

OXFORD FINANCE LLC

DEED OF ASSIGNMENT AND POSTPONEMENT

Speechly Bircham LLP

6 New Street Square

London

EC4A 3LX

Tel: +44 (0)20 7427 6400

Fax: +44 (0)20 7427 6600

THIS DEED is dated	June 2, 2011

PARTIES

(1)	KREOS CAPITAL III (UK) LIMITED, a company incorporated in England and Wales, with registered number 05981165, whose registered office is at 25-28 Old Burlington Street, London W1S 3AN (the Assignor);

(2)	HORIZON PHARMA, INC., a company incorporated in Delaware, U.S.A (the Assignee);

(3)	HORIZON PHARMA AG (formerly Nitec Pharma AG), a company incorporated in Switzerland with number CH-280.3.007-0/ (the Borrower); and

(4)	OXFORD FINANCE LLC, a Delaware limited liability company, in its capacity as the Administrative Agent under the US Loan Agreement (as defined below) (the Subordinated Creditor).

BACKGROUND

(A)	The Assignor is the lender under the Facility Agreement (as defined below).

(B)	The Assignor has advanced monies to the Borrower under the Facility Agreement.

(C)	The Assignor has agreed to assign all its legal and beneficial right, title and interest in the Assigned Debt (as defined below) to the Assignee on the terms and conditions set out below.

(D)	The Assignee has agreed to the subordination of the Borrower Debt (as defined below).

(E)	The Subordinated Creditor has agreed to subordinate the Subordinated Creditor Debt (as defined below).

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this deed.

Assigned Debt: means a principal amount of the Loan equal to €1,000,000.00.

Assignment Date: the date of this deed.

Borrower Debt: means all present and future monies, obligations and liabilities owed by the Borrower to the Assignee, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity whatsoever.

Business Day: a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in London and deposits are dealt with on the London Interbank Market.

Facility Agreement: means collectively the loan facility agreement between the Assignor and the Borrower dated 15 August 2008 for an amount of up to €7,500,000, as amended pursuant to a First Amendment dated as of April 1, 2010 and a Second Amendment dated as of June 2, 2011.

Insolvency Event: means, in relation to the Borrower:

(a)	any resolution being passed or order being for the winding-up, dissolution, administration, reorganisation or a moratorium is declared in relation to the indebtedness of the Borrower;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)	the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or any of the Borrower’s assets;

(d)	the occurrence of any of the events listed in clauses 9.1.6, 9.1.7 or 9.1.8 of the Facility Agreement; or

(e)	any analogous procedure or step is taken in any jurisdiction.

Intercompany Notes: means the Horizon AG Intercompany Note and the Additional Horizon AG Intercompany Note (as such terms are defined in the US Loan Agreement).

Kreos Debt: means all present and future monies, obligations and liabilities owed by the Borrower to the Assignor pursuant to the Facility Agreement, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity whatsoever.

Loan: has the meaning stated in the Facility Agreement.

Loan Period: has the meaning stated in clause 5.1.

Permitted Security Interest: the collateral assignment of the Intercompany Notes and the Borrower Debt to Oxford Finance LLC as administrative agent under that certain Loan and Security Agreement dated as of May     , 2011 among Assignee, Horizon Pharma USA, Inc., Horizon Pharma (UK) Limited, Oxford Finance LLC, and Silicon Valley Bank (the US Loan Agreement).

Purchase Price: the amount of €1,000,000.00 to be paid by the Assignee to the Assignor on the Assignment Date in respect of the assignment referred to in clause 2.1.

Subordinated Creditor Debt: means all present and future monies, obligations and liabilities owed by the Borrower to the Subordinated Creditor, solely in respect of the Intercompany Notes in the event the Subordinated Creditor becomes the holder thereof.

1.2	Clause and paragraph headings shall not affect the interpretation of this deed.

1.3	A reference to this deed (or any provision of it) shall be construed as a reference to this deed, or that provision as it is in force on the date hereof and as it may be amended, varied or supplemented from time to time in accordance with its terms in a writing executed by the parties hereto. A reference to any other document shall be construed as a reference to such document as it is in force on the date hereof and as it may be amended, varied or supplemented from time to time in accordance with its terms in a writing executed by the relevant parties.

1.4	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors or permitted assigns.

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.7	A reference to any party shall include that party’s personal representatives, successors or permitted assigns.

1.8	A reference to writing or written includes faxes but not e-mail.

1.9	References to clauses are to the clauses of this deed.

1.10	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.	ASSIGNMENT

2.1	Subject to the terms of this deed, and in consideration of the Purchase Price, the Assignor unconditionally, irrevocably and absolutely assigns to the Assignee all the Assignor’s rights, title, interest and benefits in and to the Assigned Debt, with effect from and including the Assignment Date:

2.2	The Assignee agrees:

2.2.1	that it shall accept the assignment referred to in clause 2.1; and

2.2.2	to pay the Purchase Price to the Assignor in full on the Assignment Date.

2.3	The parties agree that the Assignor retains the rights to receive all accrued and unpaid interest and/or fees under or in respect of the Assigned Debt up to but excluding the Assignment Date and the assignment referred to in clause 2.1 will not include such amounts which will continue to be payable to the Assignor under the terms of the Facility Agreement.

3.	CONSENT

The Borrower hereby acknowledges the assignment of the Assigned Debt in accordance with the terms of this deed.

4.	RELIANCE

On the date of this deed, the Assignor represents and warrants to the Assignee that it is the legal and beneficial owner and has good title to the Assigned Debt free and clear of all liens and encumbrances created by or through Assignor. The Assignor gives no other representation or warranty with respect to the Assigned Debt, including with respect to collectability or as to the financial condition of the Borrower.

5.	POSTPONEMENT

5.1	During such time as there is any liability (present or future) payable or owing by the Borrower to the Assignor under or in connection with the Facility Agreement (the Loan Period) the Assignee will not, without the written consent of the Assignor:

(a)	call for or receive repayment of any of the Borrower Debt; or

(b)	take any form of security whatever from the Borrower for the Borrower Debt; or

(c)	allow the Borrower to become in a position to exercise any right of set-off in regard to the Borrower Debt; or

(d)	assign, mortgage or dispose of the Borrower Debt or any part thereof, except subject to this agreement and so that it shall bind any successor in title.

5.2	During such time as there is any Kreos Debt outstanding, and notwithstanding any provision in the Intercompany Notes to the contrary, the Subordinated Creditor will not, without the written consent of the Assignor:

(a)	call for or receive repayment of any of the Subordinated Creditor Debt; or

(b)	take any form of security for the Subordinated Creditor Debt from the Borrower; in each case provided that the Kreos Debt consists of the following: (i) principal in the amount of €2,768,835,46 as the same may be reduced by payments of principal after the date hereof, (ii) interest accruing on the foregoing principal (including, if applicable, interest accruing at the default rate) at the rates specified in the Facility Agreement as in effect on the date hereof and any fees and other charges payable to Assignor pursuant to the terms of the Facility Agreement as in effect on the date hereof. The foregoing subordination shall terminate immediately upon the payment in full of the Kreos Debt. Assignor agrees that upon the payment in full of the Kreos Debt, Assignor shall release any lien or charge it may have in the shares of equity capital of the Borrower. Such release shall be deemed to be conditional on no payment or security received by the Assignor in respect of the Kreos Debt being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement, should any such payment received by the Assignor be avoided, reduced or ordered to be refunded, the Assignor may recover the value or amount of such security from the Borrower subsequently as if such a release, discharge or settlement had not occurred; or

(c)	assign, mortgage or dispose of the Subordinated Creditor Debt or any part thereof, except subject to this Agreement and so that it shall bind any successor in title.

5.3	Clause 5.1(d) shall not apply in respect of a Permitted Security Interest.

5.4	The Assignee and the Subordinated Creditor undertake and agree:

5.4.1	that in the event of the Assignee or the Subordinated Creditor receiving any repayment or benefit in respect of the Borrower Debt or the Subordinated Creditor Debt (as the case may be) during the Loan Period, the Assignee and/or the Subordinated Creditor (as the case may be) will receive the same on behalf of the Assignor and will pay it over to the Assignor and the Assignor may retain such amount(s) as a security for the payment of all monies now or at any time hereafter owing to the Assignor by the Borrower on any account or accounts or in any manner whatsoever; and the Assignor shall be at liberty without notice to apply or transfer such money in payment of such monies owing to the Assignor by the Borrower;

5.4.2

Assignee shall not take any action that would cause an Insolvency Event to occur during the Loan Period and the Subordinated Creditor shall not commence (or join with any other party in commencing) or consent to the Borrower commencing an Insolvency Event during the Loan Period without the consent of the Assignor; and

5.4.3	That, subject to clause 5.10 hereof, the Assignor is at liberty without thereby affecting its rights hereunder at any time and from time to time to refuse or grant (as the case may be) further credit to the Borrower and to give time for payment to or grant other indulgence to the Borrower (it being understood that the US Loan Agreement prevents the incurrence of further debt (except for any Permitted Indebtedness (as defined in the US Loan Agreement) by the Borrower without the consent of the Subordinated Creditor).

5.5	The Assignee undertakes and agrees that should any of the events listed in clauses 9.1.6, 9.1.7 or 9.1.8 of the Facility Agreement occur during the Loan Period, the Assignor shall be entitled while the Borrower remains under any liability to the Assignor in respect of the Kreos Debt, to claim the amount assigned to the Assignee pursuant to clause 2.1 on the Assignee’s behalf and to receive all dividends or payments in respect thereof and to apply the same in or towards satisfaction of all monies owing to the Assignor by the Borrower.

5.6	The Subordinated Creditor undertakes and agrees that should any of the events listed in clauses 9.1.6, 9.1.7 or 9.1.8 of the Facility Agreement occur during the Loan Period, the Assignor shall be entitled while the Borrower remains under any liability to the Assignor in respect of the Kreos Debt, to claim the Borrower Debt assigned to the Subordinated Creditor pursuant to the Intercompany Notes pursuant to the Permitted Security Interest on the Subordinated Creditor’s behalf and to receive all dividends or payments in respect thereof and to apply the same in or towards satisfaction of all monies owing to the Assignor by the Borrower in respect of the Kreos Debt.

5.7	Subject to the payment in full of all monies owing to the Assignor by the Borrower (the Senior Indebtedness), the Assignee shall be subrogated to the rights of the Assignor (to the extent of the payments or distributions made to the Assignor pursuant to the provisions of clauses 5.4, 5.5 and 5.6) to receive payments and distributions of assets of the Borrower applicable to the Borrower Debt. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the Assignor and the Assignee, be deemed to be a payment by Borrower to or on account of the Borrower Debt; and for purposes of such subrogation, no payments or distributions to the Assignor to which the Assignee would be entitled except for the provisions of clauses 5.4, 5.5 and 5.6 shall, as between Borrower and its creditors, other than the Assignor and the Assignee, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

5.8

Notwithstanding anything to the contrary contained in this deed, during the Loan Period, the Assignee (i) may not swap the Borrower Debt or any portion thereof against Borrower’s equity capital and thereby set off the Borrower Debt (a Swap) or

(ii) partially or entirely waive the Borrower Debt, unless, (subject to the terms of the US Loan Agreement and the Intercompany Notes) on exercise of such Swap all of the shares issued in the equity capital of the Borrower are pledged to the Assignor.

5.9	The Borrower undertakes that it shall not make any payment, or do any other act, which is prohibited under this clause 5.

5.10	After the date hereof, and through to the last day of the Loan Period, neither the Assignor nor the Subordinated Creditor shall make additional loans to or otherwise extend additional credit to the Borrower without notice to, and the prior written consent of the other party. To the extent that the Subordinated Creditor makes an additional loan or credit in breach of this clause 5.10, any such loan or credit shall be subordinated to the Kreos Debt on the terms set out herein.

6.	COSTS AND EXPENSES

The Borrower shall pay all costs and expenses of the Assignor and the Subordinated Creditor (including reasonable costs and expenses of counsel) incurred in connection with the negotiation, preparation, execution and performance of this deed (and any documents referred to in it).

7.	FURTHER ASSURANCE

Each party shall do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as may reasonably be required to give full effect to this deed.

8.	THIRD PARTY RIGHTS

A person who is not a party to this deed cannot enforce, or enjoy the benefit of, any term of this deed under the Contracts (Rights of Third Parties) Act 1999.

9.	VARIATION

No variation of this deed shall be effective unless it is in writing and signed by each of the parties hereto (or their authorised representatives).

10.	WAIVER

10.1	A waiver of any right or remedy under this deed is only effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A failure or delay by a party to exercise any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy.

10.2	No single or partial exercise of any right or remedy provided under this deed or by law shall preclude or restrict the further exercise of that or any other right or remedy.

11.	COUNTERPARTS

This deed may be executed and delivered in any number of counterparts and which, together, have the same effect as if each party had signed the same document.

12.	GOVERNING LAW AND JURISDICTION

12.1	This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

12.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by KREOS CAPITAL III (UK) LIMITED acting by a director in the presence of a witness:	/s/ Maurizio Petitbon
Director

Witness Signature:	/s/ David Rothera	/s/ Barry Golombik

Witness Name:	David Rothera	Barry Golombik

Witness Address:	Speechly Birchman	1083 Millcreek
	6 New Street Sq.	Incline Village NV
	London	89451

Witness Occuptation	Solicitor	Consultant

Executed as a deed by HORIZON PHARMA, INC. acting by:	/s/ Timothy P. Walbert
Timothy P. Walbert President and Chief Executive Officer

Executed as a deed by HORIZON PHARMA AG acting by:	/s/ Timothy P. Walbert
Timothy P. Walbert Director

Executed as a deed by OXFORD FINANCE LLC acting by:	/s/ Mark Davis
VP-Finance, Secretary & Treasurer